OrthoPediatrics Corp. Reports Fourth Quarter and Full Year 2020 Financial Results

Full year 2020 revenue of $71.1m compared to full year 2019 revenue of $72.6m, reflecting the impact of COVID-19 on elective surgeries

Guidance for full year 2021 sales growth in the range of 31-38%, reaching $93-98 million

WARSAW, Indiana, March 10, 2021 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter / Full Year 2020 and Business Highlights
•Generated total revenue of $18.9 million for the fourth quarter, down 0.1% from $19.0 million in fourth quarter 2019.
•Full year 2020 revenue decreased 2.0% to $71.1 million from full year 2019 revenue due to the impact of COVID-19 on elective surgery volumes.
•Recorded a $2.7 million revenue reduction due to the repurchase of inventory from a stocking distributor in Germany, Austria, and Switzerland that we converted to a sales agency in December 2020.
•The $2.7 million reduction impacted fourth quarter revenue growth by (14%) and total year revenue growth by (4%).
•Domestic revenue growth in the fourth quarter of 26.1% compared to prior year with particular strength in Scoliosis and Sports Medicine/Other.
•Continued acceleration of international sales agency revenue growth of 51% in the fourth quarter, up from 26% in the third quarter of 2020.
•Delivered strong synergies from acquisitions with 38 Orthex surgeon conversions, ApiFix receiving full approvals at 11 of the 20 IRB hospitals, and successful completion of 20 ApiFix surgeries through end of December 2020.
•Strengthened liquidity position with $70.2 million in net proceeds from follow-on public offering in June 2020.

Mark Throdahl, Chief Executive Officer of OrthoPediatrics, commented, “Despite COVID-19, in 2020 we continued the systematic execution of our growth initiatives both domestically and internationally. Elective surgery volumes declined globally but staged a gradual recovery throughout the year. Second quarter sales declined 25% but then began to recover with third quarter sales growth of 7% and a 0.1% fourth quarter sales decline due to the $2.7 million reduction which impacted fourth quarter revenue growth by (14%). During the fourth quarter, our domestic business grew 26% and international agencies grew 51%, supporting the beginning of an international sales turnaround. We are optimistic about the outlook in 2021, particularly with the resumption of strong international growth. As we look ahead, we will continue to execute on our growth plans to support full year 2021 revenue guidance of 31-38%. We believe we will see strong contributions from new domestic Orthex users, continued acceleration of conversions, and the Orthex European launch in the second quarter of 2021. Furthermore, Apifix will complete its 200-case registry by late 2021, and the deployment of $18 million of consigned sets in 2019 and 2020 will positively impact domestic and international sales agency markets.”

Mr. Throdahl continued, “We would like to recognize the commitment and discipline of our associates around the world who rose to the challenge of 2020. We would also like to thank our shareholders for their continued support during an unprecedented year. Last week we reached the milestone of an estimated 200,000 surgeries since the

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Company was founded. We remain dedicated to helping children throughout the world and driving increased value for our stakeholders in 2021 and beyond.”

Fourth Quarter and Full Year 2020 Financial Results

Total revenue for the fourth quarter of 2020 was $18.9 million, a 0.1% decrease compared to $19.0 million for the same period last year. U.S. revenue for the fourth quarter of 2020 was $17.9 million, a 26.1% increase compared to $14.2 million for the same period last year, representing 94.3% of total revenue. International revenue for the fourth quarter of 2020 was $1.1 million, a 77.7% decrease compared to $4.8 million for the same period last year, representing 5.7% of total revenue. In December 2020, we recorded a $2.7 million reduction of revenue due to the repurchase of inventory related to the conversion of a stocking distributor in Germany, Austria, and Switzerland to a sales agency.

Total revenue for 2020 was $71.1 million, a 2% decrease compared to $72.6 million for 2019. Our U.S. revenue for 2020 was $63.0 million, a 14.4% increase compared to $55.1 million for 2019, representing 88.6% of total revenue. Our international revenue for 2020 was $8.1 million, a 53.6% decrease compared to $17.5 million for 2019, representing 11.4% of total revenue due to inclusion of the aforementioned $2.7 million reduction of revenue.

Trauma and Deformity revenue for the fourth quarter of 2020 was $11.3 million, a 17.3% decrease compared to $13.6 million for the same period last year due to the aforementioned $2.7 million reduction of revenue. Scoliosis revenue was $6.6 million, a 35.7% increase compared to $4.9 million for the fourth quarter of 2019. Sports Medicine/other revenue for the fourth quarter of 2020 was $1.0 million, a 134.9% increase compared to $430 thousand for the same period last year.

Trauma and Deformity revenue for 2020 was $47.7 million, a 3.4% decrease compared to $49.4 million for 2019, reflecting the aforementioned $2.7 million reduction of revenue. Scoliosis revenue for 2020 was $20.7 million, a 3.5% decrease compared to $21.5 million for 2019. Sports medicine/other revenue for 2020 was $2.7 million, a 57.0% increase compared to $1.7 million in 2019.

Gross profit for the fourth quarter of 2020 was $15.1 million, a 4.6% increase compared to $14.5 million for the same period last year, and $55.0 million for 2020, a 0.8% increase compared to $54.6 million for 2019. Gross profit margin for the fourth quarter of 2020 improved to 79.9%, compared to 76.2% for the same period last year, and was 77.4% for 2020, compared to 75.3% for 2019. The aforementioned $2.7 million reduction of revenue reduced gross profit in the fourth quarter and total year of 2020 by $1.1 million.

Total operating expenses for the fourth quarter of 2020 were $27.9 million, a 59.4% increase compared to $17.5 million for the same period last year. The primary increase during the fourth quarter was due to accrued legal settlements of $6.3 million. Full year operating expenses were $81.8 million for 2020, a 28.4% increase compared to $63.7 million for 2019. The increase in operating expenses for full year 2020 was primarily driven by a 43.7% increase in general and administrative driven by accrued legal settlements of $6.3 million and addition of personnel and resources to support the expansion of our business. Operating loss for 2020 was ($26.8) million compared to ($9.1) million for 2019.

Net interest expense for the fourth quarter of 2020 was $0.6 million, compared to $1.3 million for the same period last year, and was $3.4 million for 2020 compared to $3.5 million for 2019. Fair value adjustment of contingent consideration was $1.7 million for the fourth quarter of 2020 and $3.5 million for the full year 2020, compared to zero for both periods in 2019.

Net loss from continuing operations for the fourth quarter of 2020 was ($14.0) million, compared to ($4.3) million for the same period last year. Total net loss including discontinued operations for the fourth quarter of 2020 was ($14.0) million, or ($0.73) per basic diluted share attributable to common stockholders, compared to ($5.4) million, or ($0.36) per basic and diluted share for the same period last year. Adjusted EBITDA for the fourth quarter of 2020 and 2019 was ($2.6) million and ($0.9) million, respectively.

Net loss from continuing operations for 2020 was ($32.9) million, compared to ($12.7) million for 2019. Total net loss including discontinued operations for the full year 2020 was ($32.9) million, or ($1.82) per basic and diluted share attributable to common stockholders, compared to ($13.7) million, or ($0.94) per basic and diluted share for

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2019. Adjusted EBITDA for the full year 2020 was ($5.9) million, compared to ($1.1) million for the full year 2019. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the three-month period ended December 31, 2020 was 19,118,276 shares.

In the fourth quarter of 2020, we had 171 sales representatives up 2.4% compared to 167 in the same period of 2019.

The change in property and equipment during the fourth quarter of 2020 was $4.1 million, which compared to an increase of $1.3 million for the same period last year, and $10.5 million for 2020, compared to $11.8 million for 2019. This investment reflects the deployment of consigned sets, which includes product specific instruments and cases and trays. Including the implants, $5.0 million of consigned sets were deployed during the fourth quarter of 2020, compared to $4.5 million during the fourth quarter of 2019.

As of December 31, 2020, cash, cash equivalents, short-term investments and restricted cash were $85.3 million, compared to $89.7 million as of September 30, 2020. The Company, together with all unpaid interest and other related amounts payable, has no outstanding term loan obligations.

Full Year 2021 Financial Guidance
For full year 2021, we expect to see very significant growth over full year 2020 with sales reaching $93-98 million, representing a range of 31%-38% growth. We expect domestic growth to continue, approaching pre-COVID levels and expect significant improvement in international sales due to the recovery by stocking distributors and continued sales agency growth, starting in the first quarter of 2021.

Conference Call
OrthoPediatrics will host a conference call on Thursday, March 11, 2021, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 9362699. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its first quarter 2021 financial results. In addition, a telephonic replay of the call will be available until March 18, 2021. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 9362699.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 5, 2020, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss from continuing operations, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs and accrued legal settlements costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental

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information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Net Loss from continuing operations to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 35 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 44 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
The Ruth Group
Christine Petraglia
SVP Investor Relations
(917) 633-8980

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$28,758	$70,777
Restricted cash	1,374	1,250
Short term investments	55,141	—
Accounts receivable - trade, less allowance for doubtful accounts of $433 and $506, respectively	17,212	16,003
Inventories, net	52,989	38,000
Notes receivable	337	564
Prepaid expenses and other current assets	2,618	1,464
Total current assets	158,429	128,058

Property and equipment, net	27,227	21,349

Other assets:
Amortizable intangible assets, net	50,284	14,484
Goodwill	70,511	13,773
Other intangible assets	13,961	4,490
Total other assets	134,756	32,747

Total assets	$320,412	$182,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	10,038	6,467
Accrued compensation and benefits	4,540	4,349
Accrued legal settlements	6,342	—
Current portion of long-term debt with affiliate	131	124
Current portion of acquisition installment payable	12,233	—
Other current liabilities	1,744	2,723
Total current liabilities	35,028	13,663

Long-term liabilities:
Long-term debt with affiliate, net of current portion	1,044	26,067
Acquisition installment payment, net of current portion	12,784	—
Contingent consideration	30,710	—
Deferred income taxes	5,755	—
Operating lease liabilities	323	63
Total long-term liabilities	50,616	26,130

Total liabilities	85,644	39,793

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 19,560,291 shares and 16,723,128 shares issued as of December 31, 2020 (unaudited) and December 31, 2019, respectively	5	4
Additional paid-in capital	388,622	271,182
Accumulated deficit	(161,766)	(128,822)
Accumulated other comprehensive income (loss)	7,907	(3)
Total stockholders' equity	234,768	142,361

Total liabilities and stockholders' equity	$320,412	$182,154

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net revenue	$18,924	$18,952	$71,078	$72,552
Cost of revenue	3,806	4,502	16,047	17,933
Gross profit	15,118	14,450	55,031	54,619

Operating expenses:
Sales and marketing	9,433	8,360	31,854	31,284
General and administrative	10,036	7,216	38,317	26,664
Legal settlement expenses	6,342	—
Research and development	2,050	1,905	5,273	5,748
Total operating expenses	27,861	17,481	81,786	63,696

Operating loss	(12,743)	(3,031)	(26,755)	(9,077)

Other expenses:
Interest expense, net	624	1,306	3,412	3,538
Fair value adjustment of contingent consideration	1,701	—	3,520	—
Other expense (income)	(332)	(8)	(20)	70
Total other expenses	1,993	1,298	6,912	3,608

Net loss before income taxes	(14,736)	(4,329)	(33,667)	(12,685)
Provision for income taxes (benefit)	(723)	—	(723)	—
Net loss from continuing operations	(14,013)	(4,329)	(32,944)	(12,685)
Net loss from discontinued operations	—	(1,100)	—	(1,046)
Net loss	$(14,013)	$(5,429)	$(32,944)	$(13,731)
Weighted average common shares - basic and diluted	19,118,276	15,031,256	18,056,828	14,624,194
Net loss from continuing operations per share attributable to common stockholders – basic and diluted	$(0.73)	$(0.29)	$(1.82)	$(0.87)
Net loss from discontinued operations per share attributable to common stockholders – basic and diluted	$—	$(0.07)	$—	$(0.07)
Net loss per share attributable to common stockholders – basic and diluted	$(0.73)	$(0.36)	$(1.82)	$(0.94)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Twelve Months Ended December 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(32,944)	$(13,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of discontinued operations	—	210
Depreciation and amortization	8,010	4,671
Stock-based compensation	6,196	2,603
Fair value adjustment of contingent consideration	3,520	—
Acquisition installment payable	2,397	—
Deferred income taxes	(723)	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	(451)	(5,820)
Inventories	(12,070)	(9,767)
Prepaid expenses and other current assets	(719)	(137)
Accounts payable - trade	3,071	2,401
Accrued legal settlements	6,342	—
Accrued expenses and other liabilities	(1,074)	1,946
Other	(85)	(1)
Net cash used in operating activities - continuing operations	(18,530)	(17,625)
Net cash provided by operating activities - discontinued operations	—	(144)
Net cash used in operating activities	(18,530)	(17,769)

INVESTING ACTIVITIES
Acquisition of Telos, net of cash acquired	(1,670)	—
Acquisition of ApiFix, net of cash acquired	(1,723)	—
Acquisition of Band-Lok intangible assets	(796)	—
Acquisition of Vilex and Orthex, net of cash acquired	—	(49,836)
Purchases of licenses	—	(270)
Purchase of short-term investments	(55,000)	—
Purchases of property and equipment	(10,504)	(11,816)
Net cash used in investing activities	(69,693)	(61,922)

FINANCING ACTIVITIES
Payments on note with affiliate	(25,000)	—
Proceeds from issuance of debt with affiliate	—	30,000
Proceeds from issuance of common stock, net of issuance costs	70,207	59,996
Proceeds from exercise of stock options	1,650	1,141
Payments on mortgage notes	(125)	(118)
Net cash provided by financing activities	46,732	91,019

Effect of exchange rate changes on cash	(404)	8

NET INCREASE (DECREASE) IN CASH AND RESTRICTED CASH	(41,895)	11,336

Cash and restricted cash, beginning of period	$72,027	$60,691
Cash and restricted cash, end of period	$30,132	$72,027

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In Thousands)

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$1,233	$4,229
Transfer of instruments from property and equipment to inventory	$415	$1,037
Issuance of common shares to acquire Vilex and Orthex	$—	$10,000
Issuance of common shares to acquire Telos	$1,568	$—
Issuance of common shares to acquire ApiFix	$35,176	$—
Issuance of common shares to acquire Band-Lok intellectual property	$2,644	$—
Divestiture consideration allocated to assets held for sale	$—	$25,000
Payment of Term Note B with revolving credit facility	$—	$5,000

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Product sales by geographic location:	2020	2019	2020	2019
U.S.	$17,853	$14,155	$62,966	55,055
International	1,071	4,797	8,112	17,497
Total	$18,924	$18,952	$71,078	$72,552

	Three Months Ended December 31,		Twelve Months Ended December 31,
Product sales by category:	2020	2019	2020	2019
Trauma and deformity	$11,278	$13,631	47,677	49,371
Scoliosis	6,636	4,891	20,738	21,485
Sports medicine/other	1,010	430	2,663	1,696
Total	$18,924	$18,952	$71,078	$72,552

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net loss from continuing operations	$(14,013)	$(4,329)	$(32,944)	$(12,685)
Interest expense, net	624	1,306	3,412	3,538
Other expense	(332)	(8)	(20)	70
Provision for income taxes (benefit)	(723)	—	(723)	—
Depreciation and amortization	2,314	1,405	8,010	4,671
Stock-based compensation	1,484	707	6,196	2,603
Fair value adjustment of contingent consideration	1,701	—	3,520	—
Acquisition related costs	—	—	336	737
Accrued legal settlements costs	6,342	—	6,342	—
Adjusted EBITDA	$(2,603)	$(919)	$(5,871)	$(1,066)

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